Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 9, 2021, relating to the consolidated financial statements of Farmer Bros. Co., and the effectiveness of Farmer Bros. Co.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Farmer Bros. Co. for the year ended June 30, 2021.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 28, 2021